Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-294072

Dated June 4, 2026

ETF Underlying Supplement

(To Prospectus Supplement dated June 4, 2026 and

Prospectus dated June 4, 2026)

Canadian Imperial Bank of Commerce

Notes Linked to One or More Funds

Canadian Imperial Bank of Commerce (“CIBC”) from time to time may offer and sell certain senior unsecured debt obligations (the “notes”) linked to the performance of an underlying “Reference Asset,” which will be an exchange traded fund or a trust that issues depositary receipts representing an interest in equity securities held by such trust (each, a “Fund”). A Fund may track the performance of an index (the “Underlying Index”) or basket of equity securities, or other instruments, primarily by holding securities or other instruments related to such Underlying Index or basket.  The Reference Asset may also consist of a “Basket” of two or more Funds (the “Basket Components”).  The notes may also be linked to the worst performing of two or more Funds. The applicable free writing prospectus or pricing supplement (the “pricing supplement”) will specify the Reference Asset to which your notes are linked, as well as specific terms of the notes.

Notwithstanding anything to the contrary set forth in the accompanying prospectus supplement for senior global medium-term notes dated June 4, 2026 (the “prospectus supplement”) and the accompanying prospectus for senior debt securities dated June 4, 2026 (the “prospectus”), this underlying supplement describes additional terms of the notes and certain risks related to the notes and the Reference Asset.

You should read the applicable pricing supplement, this underlying supplement and the accompanying prospectus supplement and prospectus carefully before you invest in a particular issuance of the notes.  If the terms described in the applicable pricing supplement are different from or inconsistent with those described herein, the terms described in the applicable pricing supplement will govern the applicable notes.

The notes are unsecured obligations of CIBC and are not savings accounts or insured deposits of a bank. The notes are not insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-1 of this underlying supplement, page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus. You may lose some or all of the principal amount of your notes. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of CIBC.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this document, the accompanying prospectus supplement or prospectus, or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange.

TABLE OF CONTENTS

Page

RISK FACTORSS-1

USE OF PROCEEDS AND HEDGINGS-13

CERTAIN TERMS OF THE NOTESS-14

INFORMATION REGARDING A FUND AND ITS REFERENCE SPONSORS-20

THE BANK’S ESTIMATED VALUE OF THE NOTESS-21

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCESS-22

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCESS-22

In making your investment decision, you should rely only on the information contained or incorporated by reference in the applicable pricing supplement, this underlying supplement, any related underlying supplement and the accompanying prospectus supplement and prospectus. The information in the applicable pricing supplement and any related underlying supplement, including this underlying supplement, may only be accurate as of the dates of each of such documents. Certain capitalized terms used and not defined in this underlying supplement have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

The notes described in the applicable pricing supplement and this underlying supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  The applicable pricing supplement, any related underlying supplement, including this underlying supplement, and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement, the “Bank,” “CIBC,” “we,” “us” and “our” refer to Canadian Imperial Bank of Commerce, unless the context requires otherwise.

i

RISK FACTORS

Your investment in the notes will involve certain risks, many of which differ from those of a conventional debt security.  We urge you to read the section “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page 1 of the accompanying prospectus, in any related underlying supplement, and in the applicable pricing supplement in addition to the following risk factors relevant to your notes.  Investing in the notes is not equivalent to investing directly in any Fund or any of its underlying assets.  You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this underlying supplement, any related underlying supplement, the applicable pricing supplement, and the accompanying prospectus supplement and prospectus. You should not purchase the notes unless you understand and can bear these investment risks.

Structure Risks

Your investment in the notes may result in a loss.

Unless otherwise specified in the applicable pricing supplement, you may lose your entire investment in the notes, and there can be no assurance of the receipt of any amount at maturity.

The payment on the notes will not reflect changes in the value of the Reference Asset at any time other than the relevant Valuation Date.

Changes in the value of the Reference Asset during the term of notes other than on the relevant Valuation Date (as defined below) will not be reflected in the calculation of the payment on the notes.  The payment on the notes will be based on the value of the Reference Asset on the relevant Valuation Date (subject to adjustments as described herein, including those described under “Certain Terms of the Notes—Valuation Dates” below). As a result, even if the value of the Reference Asset has increased at certain times during the term of the notes, the payment on the notes may be significantly less than it would otherwise have been had the payment been linked to the value of the Reference Asset other than on the relevant Valuation Date.

A payment date, including the maturity date, may be postponed if the relevant Valuation Date is postponed.

A Valuation Date is subject to postponement for non-Trading Days and Market Disruption Events. If such a postponement occurs with respect to a Valuation Date, then the related payment date will be postponed. See “Certain Terms of the Notes—Valuation Dates” below.

The notes may not bear interest, and your return on the notes may be less than the return on a conventional debt security of comparable maturity.

Unless otherwise specified in the applicable pricing supplement, your notes do not bear interest. The return on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your notes bear interest and the return on the notes is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date. Your investment in the notes may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Credit Risks

Payments on the notes are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the notes.

The notes are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payment to be made on the notes depends on our ability to pay all amounts as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the notes and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the notes. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

The notes are not insured by any third parties.

The notes will be solely our obligations. Neither the notes nor your investment in the notes are insured by the U.S. Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation, or any other government agency or instrumentality of the United States, Canada or any other jurisdiction.

Market Valuation Risks

The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes.

The initial issue price of the notes will exceed the Bank’s initial estimated value because costs associated with selling and structuring the notes, as well as hedging the notes, are included in the initial issue price of the notes.

The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates.

The Bank’s initial estimated value of the notes is only an estimate, which will be determined by reference to the Bank’s internal pricing models when the terms of the notes are set. This estimated value will be based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the pricing date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the notes could change significantly based on, among other things, changes in market conditions, including the value of the Reference Asset, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which the agent or any other party would be willing to buy the notes from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which the agent or any other party would be willing to buy the notes in any secondary market (if any exists) at any time.

The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt.

The internal funding rate to be used in the determination of the Bank’s initial estimated value of the notes generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate for market-linked notes would have an adverse effect on the economic terms of the notes, the initial estimated value of the notes on the pricing date, and any secondary market prices of the notes.

If the value of the Reference Asset changes, the market value of your notes may not change in the same manner.

Your notes may trade quite differently from the performance of the Reference Asset. Changes in the value of the Reference Asset may not result in a comparable change in the market value of your notes. See “—The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount” below.

The market value of the notes will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.

The notes are not designed to be short-term trading instruments. Unless otherwise specified in the applicable pricing supplement, you will have no right to have your notes redeemed at your option prior to maturity.  If you wish to liquidate your investment in notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, the price at which the notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the price of a Fund over the term of the notes, (ii) volatility of the price of a Fund and the market’s perception of future volatility of the price of a Fund, (iii) economic and other conditions generally, (iv) changes in interest rates generally, (v) dividend or other distribution yields on securities held by a Fund, (vi) correlation among the Funds if the notes are linked to multiple Funds; (vii) currency exchange rates if the notes are linked to a Fund that holds securities quoted in one or more foreign currencies; (viii) any actual or anticipated changes in our credit ratings or credit spreads, and (ix) time remaining to maturity.

Liquidity Risks

The notes will not be listed on any securities exchange and we do not expect a trading market for the notes to develop.

The notes will not be listed on any securities exchange. Although the agents and/or our or their affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop for the notes. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agents and/or our or their affiliates are willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity or early redemption, if applicable. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to maturity or early redemption, if applicable.

Conflicts of Interest

Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes.

We, the agents, and our respective affiliates may engage in trading and other business activities related to a Fund or any of its underlying assets that are not for your account or on your behalf. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon a Fund. These activities may present a conflict of interest between your interest in the notes and the interests that we, the agents, and our respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they adversely affect the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes and making the assumptions and inputs used to determine the pricing of the notes and the initial estimated value of the notes when the terms of the notes are set. We expect to hedge our obligations under the notes through the agents, one of our or their affiliates, and/or another unaffiliated counterparty, which may include any dealer from which you purchase the notes. Any of these hedging activities may adversely affect the value of the Reference Asset and therefore the market value of the notes and the amount you will receive, if any, on the notes. In connection with such activities, the economic interests of us, the agents, and our respective affiliates may be adverse to your interests as an investor in the notes. Any of these activities may adversely affect the value of the notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, the agents, one or more of our respective affiliates or any unaffiliated counterparty will retain any profits realized in hedging our obligations under the notes even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, our respective affiliates or any unaffiliated counterparty receive for the sale of the notes, which creates an additional incentive to sell the notes to you. We, the agents, our respective affiliates or any unaffiliated counterparty will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes.

There are potential conflicts of interest between you and the calculation agent.

The calculation agent will determine, among other things, the amount of your payment on the notes. Unless otherwise specified in the applicable pricing supplement, we will serve as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event (as defined below) affecting a Fund has occurred, make a good faith estimate in its sole discretion of the Closing Price (as defined below) for a Fund if the relevant Valuation Date is postponed to the last possible day, and make certain anti-dilution adjustments with respect to a Fund if certain events occur. See “Certain Terms of the Notes—Valuation Dates” and “—Anti-Dilution Adjustments” below. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we are expected to be the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

The calculation agent can postpone the determination of the Closing Price of a Fund if a Market Disruption Event occurs.

If the calculation agent determines that a Market Disruption Event has occurred or is continuing on any scheduled Valuation Date with respect to a Fund, the applicable Valuation Date for that Fund will be postponed. See “Certain Terms of the Notes—Valuation Dates” below. If the scheduled Final Valuation Date (as defined below) is postponed because a Market Disruption Event occurs or is continuing on that day with respect to a Fund, the maturity date for the notes will also be postponed. No interest will accrue as a result of a delayed payment.

General Risks for a Fund

We will not hold any shares of a Fund for your benefit.

The indenture and the terms governing your notes do not contain any obligation on us or our affiliates to hedge, or any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the shares of a Fund that we or they may acquire. There can be no assurance that any hedging transaction we or our affiliates may undertake with respect to our exposure under the notes will be successful or will be maintained over the term of the notes. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any shares of a Fund. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset.

We, the agents, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with any Fund or any company that has securities held by a Fund, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, we, the agents, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.

In addition, we, the agents, or our respective affiliates have published, and in the future may publish, research reports on any Fund, any Underlying Index or any of their respective underlying assets.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with your interest as a holder of the notes.  Any of these activities may adversely affect the market value of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Reference Asset as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The selection of a Fund as the Reference Asset does not reflect any investment recommendations from us.

As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets.

The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer. Unless otherwise specified in the applicable pricing supplement, your notes will be paid in cash and you have no right to receive shares of any Fund or any of its underlying assets. As a holder of the notes, you will not have any ownership interest or rights in any Fund or any of its underlying assets, such as voting rights or rights to receive dividends or other distributions. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of a Fund or its underlying assets and received the dividends paid or other distributions made in connection with them, and the return on your notes may be less than a comparable investment directly in a Fund or its underlying assets.

A Reference Sponsor may adjust a Fund or an Underlying Index in a way that affects its value, and it has no obligation to consider your interests.

Unless otherwise specified in the applicable pricing supplement, we, the agents and our respective affiliates have no affiliation with any sponsor, publisher, or investment adviser of a Fund or an Underlying Index (each, a “Reference Sponsor”). Consequently, we have no control over the actions of any Reference Sponsor. A Reference Sponsor can change the investment policies of the applicable Fund or the policies concerning the calculation of the applicable Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Fund or Underlying Index. Additionally, a Reference Sponsor may alter, discontinue, or suspend calculation or dissemination of its Fund, the net asset value of its Fund, or the Underlying Index. Any of these actions could adversely affect the return on your notes. This could also result in the early redemption of your notes. A Reference Sponsor will have no obligation to consider your interests in calculating or revising any Fund or Underlying Index.

We, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors.

Unless otherwise specified in the applicable pricing supplement, we, the agents and our respective affiliates are not affiliated with any of the Reference Sponsors.  We have not made any independent investigation as to the adequacy or completeness of the information about any Fund contained in any pricing supplement. You should make your own investigation into the relevant Fund and the Reference Sponsors.  We are not responsible for any Fund’s public disclosure of information, whether contained in SEC filings or otherwise.  We do not make any representation that any publicly available document or any other publicly available information about any Fund is accurate or complete.  Furthermore, we do not know whether all events occurring before the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above, have been publicly disclosed.  Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning a Fund could affect the value of the notes.

Risks associated with the applicable Underlying Index or underlying assets of a Fund will affect the price of that Fund and hence the value of the notes.

Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and whose performance may be designed to track the performance of an Underlying Index. While the notes are linked to a Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Fund and hence the value of the notes.

Governmental regulatory actions could result in material changes to the composition of an Underlying Index and could adversely affect the return on your notes.

Governmental regulatory actions, including, but not limited to, sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the composition of an Underlying Index, depending on the nature of such governmental regulatory actions and the Underlying Index constituent stocks that are affected. The Reference Sponsor of a Fund may remove such stocks from the Fund in response to such regulatory actions or use another index as its underlying index. If any governmental regulatory action results in the removal of Underlying Index constituent stocks that have (or historically have had) significant weights within such Underlying Index or the change of the underlying index of a Fund, such removal or change, or even any uncertainty relating to a possible removal or change, could have a material and negative effect on the price of the related Fund and, therefore, the return on your notes.

There will be limited anti-dilution adjustments.

For certain events affecting shares of a Fund, such as stock splits or extraordinary dividends, the calculation agent will make such calculations and adjustments to the terms of the notes as may be necessary in order to account for the economic effect of such event, including making adjustments to the price of that Fund. However, the calculation agent is not required to make an adjustment for every corporate action which affects the shares of a Fund. If an event occurs that does not require the calculation agent to make any adjustment, the market price of the notes and the value of the notes may be materially and adversely affected.

In some circumstances, the payment you receive on the notes may be based on the shares of another Fund or other property and not the original Fund.

Following certain events relating to a Fund where such Fund is not the surviving entity, the amount due on the notes may be based on the performance of the shares of a Successor Fund (as defined herein) or other property. The occurrence of these events and the consequent adjustments may materially and adversely affect the value of the notes. For more information, see “Certain Terms of the Notes — Anti-Dilution Adjustments” below.

The historical performance of a Fund should not be taken as an indication of its future performance.

The price of a Fund will determine the amount to be paid on the notes. The historical performance of a Fund does not necessarily give an indication of its future performance. As a result, it is impossible to predict whether the price of a Fund will rise or fall during the term of the notes. The price of a Fund will be influenced by complex and interrelated political, economic, financial and other factors.

The performance of a Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, especially during periods of market volatility.

If a Fund is designed to track the performance of an Underlying Index, the performance of the Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes, to the extent dependent on the performance of the Fund, may not be the same as an investment directly in the securities, commodities, or other assets included in the Underlying Index or the same as a debt security with a return linked to the performance of the Underlying Index.

Funds are subject to management risk.

Funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, Funds, utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective underlying indices by investing in a portfolio of securities that generally replicate the respective Underlying Index. Therefore, unless a specific security is removed from the respective Underlying Index, a Fund generally would not sell a security because the security’s issuer was in financial trouble. In addition, a Fund is subject to the risk that the investment strategy of the Fund’s investment advisor may not produce the intended results.

Funds are subject to liquidity risk.

Although shares of a Fund will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

Risks for Notes Linked to a Basket of Funds

The Funds comprising the Reference Asset may not move in tandem, and an increase in the price of one Basket Component may be offset by lower performance of one or more of the other Basket Components.

Changes in the prices of one or more of the Basket Components may not correlate with changes in the prices of one or more of the other Basket Components.  The prices of one or more Basket Components may increase, while the prices of one or more of the other Basket Components may decrease or not increase as much.  Therefore, in calculating the value of the Basket at any time, increases in the price of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the prices of one or more of the other Basket Components.  If the weightings of the applicable Basket Components are not equal, adverse changes in the prices of the Basket Components which are more heavily weighted could have a greater impact upon your notes.

Risks for Notes Linked to the Worst Performing of Multiple Funds

The notes are subject to the full risks of the worst performing Fund and will be negatively affected if any Fund performs poorly, even if the other Funds perform favorably.

You are subject to the full risks of the worst performing Fund. If the worst performing Fund performs poorly, you will be negatively affected, even if the other Funds perform favorably. The notes are not linked to a basket composed of the Funds, where the better performance of one Fund could offset the poor performance of the others. Instead, you are subject to the full risks of the worst performing Fund on each Valuation Date. As a result, the notes are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of the Funds. You should not invest in the notes unless you understand and are willing to accept the full downside risks of the worst performing Fund.

You will be subject to risks resulting from the relationship between the Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the notes, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Funds is not relevant to the return on your notes. It is impossible to predict what the relationship between the Funds will be over the term of the notes. Each Fund may represent a different equity market, and the different equity markets may not perform similarly over the term of the notes.

Risks for Commodity-Based Funds

The prices of commodities held by a Fund may change unpredictably, affecting the value of your notes in unforeseeable ways.

Trading in commodities and futures contracts is speculative and can be extremely volatile.  Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; liquidity; weather conditions and natural disasters; trends in agriculture; trade; fiscal, monetary, and exchange control programs; national and international political, military, public health and economic events and policies; disease or pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters.  These factors may adversely affect the value of a Fund or its components in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates.  A physical commodity futures contract held by a Fund may decrease to zero or a negative price, which would adversely affect the value of your notes. The prices of physical commodities, including the commodities underlying a Fund, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, certain Funds may be concentrated in only a few, or even a single industry (e.g., energy).  These Funds are likely to be more volatile than those that hold a broad base of commodities.

If the liquidity of the components of any Fund is limited, the value of the notes may be adversely affected.

Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on a Valuation Date would likely have an adverse effect on the value of any such Fund and, therefore, on the return, if any, on your notes. Limited liquidity relating to the components of a Fund may also result in the Reference Sponsor being unable to determine the value of its Fund using its normal means. The resulting discretion by the Reference Sponsor of a Fund in determining the value could adversely affect the value of the notes.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes.

The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day (as defined below). These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of the applicable Fund and, therefore, the value of the notes.

Changes in exchange methodology may adversely affect the value of the notes prior to maturity.

The value of a Fund will be determined based on fixing prices, spot prices, or related futures contracts of the commodities held by the Fund, as determined by the applicable exchange.  An exchange may from time to time change its rules or take extraordinary actions under its rules, which could adversely affect the prices of the applicable commodities or futures contracts, which could reduce the price of the Fund and consequently, the return on the notes.

In addition, some fixing prices or spot prices are derived from a principals’ market, which operates as an over-the-counter (“OTC”) physical commodity market.  Although market-making members of principals’ markets are typically supervised by regulating entities, the principals’ markets themselves are not regulated.  If any tax or other form of regulation should affect the members of the relevant principals’ market, the role of the principals’ market as a benchmark for the applicable commodity may be affected.

Legal and regulatory changes could adversely affect the return on and value of your notes.

The value of the commodities held by a Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC adopted final position limits rules in October 2020; the final rules became effective in March 2021 and are in the process of being phased in.  While the ultimate effect of the final position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts.  These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets.  These consequences could adversely affect the applicable Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Fund and your notes.

The notes will not be regulated by the CFTC.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges.

A Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the price of the applicable Fund and the value of your notes.

Risks for Notes Linked to a Fund That Holds Foreign Securities

The notes will be subject to risks associated with non-U.S. companies.

An investment in securities linked to the price of a Fund that holds the common stocks of non-U.S. companies involves risks associated with the home countries of such non-U.S. companies. The prices of such non-U.S. companies’ common stocks may be affected by political, economic, financial and social factors in the home country of each such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could adversely affect the value of the notes.

The foreign securities held by a Fund may have less liquidity and could be more volatile than the securities traded in U.S. or other longer-established securities markets.  Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may adversely affect trading levels or prices and volumes in those markets.  The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the Fund and, as a result, the value of the notes.

Time differences between the domestic and foreign markets and New York City may create discrepancies between the prices of the securities held by a Fund and the value of the notes.

Time differences between the domestic and foreign markets may result in discrepancies between the prices of the securities held by a Fund and the value of the notes. To the extent that U.S. markets are closed while markets for the securities held by a Fund remain open, significant price or rate movements of these securities may take place that will not be reflected immediately in the value of the notes. In addition, there may be periods when the relevant foreign markets are closed for trading, causing the price of the Fund to remain unchanged for multiple Trading Days in New York City.

The notes will be subject to currency exchange risk.

The prices of the securities held by the relevant Fund will be converted into U.S. dollars for purposes of calculating the net asset value of such Fund.  As a result, your notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by such Fund trade.  Your net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by such Fund denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the price of such Fund will be adversely affected and, depending on the terms of your notes, the return on the notes, if any, may be reduced.

Of particular importance to potential currency exchange risk are:

–the volatility of the exchange rate between the U.S. dollar and relevant currencies in which the stocks or other securities held by the relevant Fund are denominated;

–existing and expected rates of inflation;

–existing and expected interest rate levels;

–the balance of payments in the relative countries and between each country and its major trading partners; and

–the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Regulators are investigating potential manipulation of published currency exchange rates.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on the return on your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact the return on your notes.

Risks for Notes Linked to a Fund That Holds Foreign Securities Related to Emerging Markets

There are risks associated with emerging markets.

An investment in the notes will involve risks that are associated with investments that are linked to the equity securities of issuers from emerging markets. Many of the issuers included in the relevant Underlying Index are based in nations that are undergoing rapid institutional change, including the restructuring of economic, political, financial and legal systems.  The regulatory and tax environments in these nations may be subject to change without review or appeal and many emerging markets suffer from underdevelopment of their capital markets and their tax systems.  In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses.  It may be more difficult for an investor in these markets to monitor investments in these companies, because these companies may be subject to fewer disclosure requirements than companies in developed markets, and economic and financial data about some of these countries may be unreliable.

Risks for Notes Linked to a Fund That Changes to a New Underlying Index or the Underlying Index of Which Has Had Material Changes

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, it will limit the utility of available information about the performance of that Fund.

If a Fund’s Underlying Index has transitioned to a new Underlying Index or had material changes, the historical performance of that Fund may be of limited use in evaluating the Fund’s past performance, as there is limited historical information available to reflect the Fund’s tracking of the new Underlying Index.  The Fund’s new Underlying Index could provide different investment returns (either lower or higher) or different levels of volatility than those of the former Underlying Index over any period of time.

Risks for Notes Linked to a Fund That Holds Securities in the Same Industry

There are risks associated with an investment in a concentrated industry.

The securities held by the relevant Fund are issued by companies that are in the same industry.  Therefore, an investment in the notes may carry risks similar to a concentrated securities investment in a single industry.  Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting this industry than an investment linked to a more broadly diversified group of issuers.

The Fund may not be representative of an investment in its sector.

The Fund tracks companies in a particular sector. However, the Fund does not represent a direct investment in its sector. The Fund consists of securities of companies whose primary lines of business are directly associated with its sector. As a result, the price of the Fund will be influenced by a variety of economic, financial and other factors affecting companies in the relevant sector, some of which may be unrelated to the market and other conditions applicable to such sector. As a result, the Fund may not perfectly correlate with the performance in its sector and the price of such Fund could decrease even if the performance of its sector as a whole increases.

Risks for Notes Linked to a Fund That Holds Securities Related to the Biotech Industry

There are risks associated with the biotechnology industry.

The Fund, because it is concentrated in the biotechnology industry, may be adversely affected not only by the performance of the companies in the biotechnology industry in which it invests, but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the biotechnology industry. Biotechnology companies invest heavily in research and development, which may not necessarily lead to commercially successful products. These companies are also subject to significant governmental regulation, which may delay or inhibit the release of new products. Many biotechnology companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotechnology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotechnology companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the biotechnology industry than a different investment linked to a more broadly diversified group of issuers. All of these factors could have an adverse effect on the price of the Fund and, therefore, on the return on the notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Gold Mining Industry

There are risks associated with the gold mining industry.

Because the Fund primarily invests in stocks and American depositary receipts (“ADRs”) of companies that are involved in the gold mining industry, it is subject to certain risks associated with such companies.  Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry.  Also, gold mining companies are highly dependent on the price of gold bullion.  These prices may fluctuate substantially over short periods of time so the price of the Fund may be more volatile than other types of investments.  Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities of Small and Mid-Capitalization Companies

The notes will be subject to small-capitalization or mid-capitalization companies risk.

The Fund may invest in companies that may be considered small-capitalization or mid-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective Fund’s share price may be more volatile than an investment in stocks issued by large-capitalization companies.  Stock prices of small-capitalization or mid-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization or mid-capitalization companies may be thinly traded, making it difficult for the relevant Fund to buy and sell them.  In addition, small-capitalization or mid-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Small-capitalization or mid-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These factors could adversely affect the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Real Estate Industry

Risks associated with real estate investment.

The real estate industry is cyclical and has from time to time experienced significant difficulties.  Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding.  Many real estate companies, including real estate investment trusts (“REITs”), utilize leverage (and some may be highly leveraged), which increases investment risk and the risk normally associated with debt financing, and could potentially magnify the Fund’s losses.  The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values.  Rising interest rates could result in higher costs of capital for real estate companies, which could negatively affect a real estate company’s ability to meet its payment obligations or its financing activity, and could decrease the market prices for REITs and for properties held by these REITs.  Specific risks especially relevant to investment in the real estate sector include concentration risk, equity risk of REITs, interest rate risk, leverage risk, liquidity risk, operational risk, property risk, regulatory risk, repayment risk and U.S. tax risk.  In addition, the real estate industry and REITs are significantly affected by a number of factors in general and local economic conditions as well as real estate markets.  These factors could affect the real estate sector and could affect the value of the equity securities held by the Fund and the price of that Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked a Fund That Holds Securities Related to the Financial Industry

Risks associated with the financial sector.

The Fund invests in financial services companies, which are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Transportation Industry

Risks associated with the transportation sector.

The Fund invests in companies in the transportation sector, which can be significantly affected by economic changes, fuel prices, labor relations, and insurance costs.  Transportation companies may also be subject to significant government regulation and oversight, which may adversely affect their businesses. These factors could affect the transportation sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Energy Industry

Risks associated with the energy sector.

The Fund invests in companies that develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services.  Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products and services in general.  The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies.  The stock prices of oil service companies could be subject to wide fluctuations in response to a variety of factors, including the ability of the OPEC to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions.  Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies.  Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the price of the Fund. All these factors may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Health Care Industry

Risks associated with the health care sector.

The Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services.  Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly.  The expiration of patents may adversely affect the profitability of the companies.  Health care companies are also subject to extensive litigation based on product liability and similar claims.  Companies in the health care industry are affected by rising costs of medical products, devices and services and the increased emphasis on the delivery of health care through outpatient services.  Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting.  Additionally, the profitability of some health care companies may be dependent on a relatively limited number of products.  In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments.  Many new products in the health care sector may be subject to regulatory approvals and the process of obtaining such approvals may be long and costly.  These factors could affect the health care sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Oil and Gas Exploration and Production Industry

An investment in the notes is subject to risks associated with the oil and gas exploration and production industry.

All or substantially all of the stocks held by the Fund are issued by companies in the oil and gas exploration and production industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Companies in the oil and gas sector develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the Fund’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the oil and gas exploration and production industry and could affect the value of the stocks held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the value of your notes.

Risks for Notes Linked to a Fund That Holds Securities Related to the Oil Services Industry

An investment in the notes is subject to risks associated with the oil services industry.

All or substantially all of the equity securities held by the Fund are issued by companies whose primary line of business is directly associated with the oil services sector.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to notes of a more broadly diversified group of issuers. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production costs.  The price of energy, the earnings of companies in the oil services sector, and the value of these companies’ securities have recently experienced significant volatility.  Additionally, the price of oil has also recently experienced significant volatility and has declined significantly, which may materially impact companies operating in the oil services sector.  These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of the Organization of Petroleum Exporting Countries, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business.  The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies.  Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

The oil services sector is exposed to significant and numerous operating hazards.  Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases.  Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate.  The revenues of oil services companies may be negatively affected by contract termination and renegotiation.  In the oil services sector, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns.  In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.  Oil exploration and production companies may also be adversely affected by environmental damage claims and other types of litigation.  Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed.  Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas.  The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business.  Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States.  Some of the companies in the oil services sector are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results.  The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business.  In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses.  Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the equity securities held by the Fund and the price of the Fund during the term of the notes, which may adversely affect the return on your notes.

Other Risk Factors for a Fund

The applicable pricing supplement may set forth additional risk factors as to a specific Fund that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of the Bank associated with its obligation to make any payments on the notes.

We may hedge our obligations under the notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the Reference Asset, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the notes decreases.

We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” and “—Certain business, trading and hedging activities of us, the agents, and our respective affiliates may create conflicts with your interests and could potentially adversely affect the value of the notes” above.

CERTAIN TERMS OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes” that will be issued under the indenture, as amended and supplemented from time to time.  The indenture is described more fully in the accompanying prospectus supplement and prospectus.  The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.  These documents should be read in connection with this document and the applicable pricing supplement.

The notes will be payable only in U.S. dollars. The notes are not subject to any sinking fund. The notes are not subject to the defeasance provisions described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus.

We will issue the notes in the form of a fully registered global note registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in the accompanying prospectus supplement, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive the notes in definitive form and will not be considered holders of  the notes under the indenture.

Physical Delivery Amount

If the payment at maturity is in physical shares of a Fund, the number of shares received (or the amount of marketable securities received) is referred to as the “Physical Delivery Amount” (with any fractional shares to be paid in cash).  Unless otherwise specified in the applicable pricing supplement, the Physical Delivery Amount will be calculated by the calculation agent by dividing the principal amount of your notes by the Closing Price of the Fund that is set on the pricing date (the “Initial Price”).  The Physical Delivery Amount, the Initial Price of a Fund and other amounts may change due to corporate actions.  We may at our sole option elect to pay investors in cash in lieu of the Physical Delivery Amount.

Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date

If (1) a day on which a fixed or floating interest payment is scheduled to be made (an “Interest Payment Date”), (2) a day on which a contingent coupon payment is scheduled to be made (a “Coupon Payment Date”), (3) a day on which payment is to be made if the notes are called (a “Call Payment Date”), or (4) the maturity date stated in the applicable pricing supplement, in each case, is not a Business Day (as defined below), the amounts payable or the Physical Delivery Amount will be paid or delivered on the next following Business Day and no interest will be paid in respect of such postponement.  The calculation agent may postpone (i) a scheduled date on which the coupon due is determined  (a “Coupon Determination Date”), and therefore the related Coupon Payment Date; (ii) a scheduled date on which it is determined if the notes will be called (a “Call Observation Date”), and therefore the related Call Payment Date; or (iii) the scheduled Final Valuation Date, and therefore the maturity date, in each case if any such date is not a Trading Day or a Market Disruption Event occurs or is continuing on such date.  We describe the effect of Market Disruption Events under “—Valuation Dates” and “ —Market Disruption Events” below.

Observation Periods

For Notes Where the Reference Asset Is a Single Fund

If any date during a period in which the Fund is observed either continuously or at market close for the occurrence of a knock-out or other event (an “Observation Period”) is not a Trading Day, such date will be excluded from the Observation Period.  If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date), then such date will be excluded from the Observation Period, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period and the calculation agent will determine the Closing Price of the Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for the Fund that would have prevailed but for that Market Disruption Event.  If a Valuation Date that is part of an originally scheduled Observation Period is postponed, then the Observation Period will be extended to include such Valuation Date as postponed.

For Notes Where the Reference Asset Consists of Multiple Funds

If any date during an Observation Period is not a Trading Day for any Fund, such date will be excluded from the Observation Period for that Fund.  If a Market Disruption Event exists on any date during an Observation Period (other than a Valuation Date) for a Fund, then such date will be excluded from the Observation Period for such Fund, unless a Market Disruption Event exists or continues for five or more consecutive scheduled Trading Days during an Observation Period, in which case such fifth consecutive day and each following day in the Observation Period until the occurrence of a Trading Day without a Market Disruption Event will nonetheless be part of the Observation Period for such Fund and the calculation agent will determine the Closing Price of such Fund for each such date in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.  For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists with respect to each Fund independent from other Funds.  Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds.  If a Valuation Date that is part of an originally scheduled Observation Period is postponed for a Fund, then the Observation Period for such Fund will be extended to include such Valuation Date as postponed. If no Market Disruption Event exists with respect to a Fund on the originally scheduled Valuation Date, the Observation Period with respect to such Fund will not be extended, irrespective of the existence of a Market Disruption Event with respect to any other Funds on the originally scheduled Valuation Date.

Valuation Dates

Unless otherwise specified in the applicable pricing supplement, the payment on the notes is calculated based on the value of the Reference Asset on the Coupon Determination Dates, Call Observation Dates, or one or more other dates during the term of the notes (each such date a “Valuation Date,” and the last of such dates, or if there is only one such date, the “Final Valuation Date”).

For Notes Where the Reference Asset Is a Single Fund

If a Valuation Date as set forth in the applicable pricing supplement is not a Trading Day, then such Valuation Date will be the next succeeding day that is a Trading Day.  If a Market Disruption Event exists on a Valuation Date, then such Valuation Date will be the next Trading Day on which there is no Market Disruption Event.  If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date, and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

Unless otherwise specified in the applicable pricing supplement, if the payment on the notes is calculated based on the Closing Prices of the Fund on certain consecutive scheduled Trading Days (a “Valuation Period”), and if (i) a Market Disruption Event occurs on a scheduled Valuation Date or (ii) any scheduled Valuation Date is determined by the calculation agent not to be a Trading Day (any such day in either (i) or (ii) being a “non-Valuation Date”), the Closing Price of the Fund for the applicable non-Valuation Date will be the Closing Price of the Fund on the next Valuation Date that occurs during the Valuation Period.  For example, if the first and second scheduled Valuation Dates during the Valuation Period are non-Valuation Dates, then the Closing Price of the Fund on the third scheduled Valuation Date will also be the Closing Price of the Fund on the first and second scheduled Valuation Dates during the Valuation Period.  If no further Valuation Dates occur after a non-Valuation Date, or if every scheduled Valuation Date after that non-Valuation Date is also a non-Valuation Date, then the calculation agent will determine the Closing Price of the Fund for that non-Valuation Date and each following non-Valuation Date, if any (or for all the scheduled Valuation Dates during the Valuation Period, if applicable), in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event. For the avoidance of doubt, if Valuation Dates are scheduled to be within certain consecutive scheduled Trading Days, a Market Disruption Event on the first such scheduled Valuation Date could cause a Market Disruption Event to occur on one or more Valuation Dates simultaneously.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

For Notes Where the Reference Asset Consists of Multiple Funds

If a Valuation Date as set forth in the applicable pricing supplement is not a Trading Day for a Fund, then such Valuation Date for such Fund will be the next succeeding day that is a Trading Day for such Fund.  If a Market Disruption Event exists on a Valuation Date for a Fund, then such Valuation Date for such Fund will be the next Trading Day on which there is no Market Disruption Event for that Fund.  If a Market Disruption Event exists or continues for five consecutive scheduled Trading Days, then such fifth scheduled Trading Day will nonetheless be the Valuation Date for such Fund and the calculation agent will determine the Closing Price for such Fund on that day in good faith and in its sole discretion using its estimate of the exchange traded price for such Fund that would have prevailed but for that Market Disruption Event.

If the payment on the notes is calculated based on the Closing Prices of the Funds during a Valuation Period, the Closing Price of each Fund will be determined as described in the second paragraph of “— Valuation Dates—For Notes Where the Reference Asset Is a Single Fund” above.

For each Fund that makes up the Reference Asset, the calculation agent will determine whether a Market Disruption Event exists on a Valuation Date with respect to each Fund independent from other Funds. Therefore, a Market Disruption Event may exist for certain Funds and not exist for other Funds. If no Market Disruption Event exists with respect to a Fund on an originally scheduled Valuation Date, the Closing Price of such Fund as of that Valuation Date will be its Closing Price on that Valuation Date, irrespective of the existence of a Market Disruption Event with respect to any other Funds on that Valuation Date.

If a Coupon Determination Date, Call Observation Date or Final Valuation Date is postponed, then the related Coupon Payment Date, Call Payment Date or maturity date will also be postponed by the same number of Business Days and no interest will be paid in respect of such postponement.

Market Disruption Events

As to any Fund that holds equity securities, unless otherwise specified in the applicable pricing supplement, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

●the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Fund (or the Successor Fund) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

●the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Fund (or the Successor Fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Fund;

●the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component securities of the relevant Underlying Index (or the Successor Underlying Index (as defined below)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Underlying Index or any Successor Underlying Index;

●the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the Successor Underlying Index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any Successor Underlying Index;

●the determination that a scheduled Valuation Date is not a Trading Day by reason of an extraordinary event, occurrence, declaration, or otherwise; or

●in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to maintain or unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)a limitation on the hours in a Trading Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)a decision to permanently discontinue trading in the shares of the Fund (or Successor Fund) or the relevant futures or options contracts relating to those shares or the relevant Underlying Index (or any Successor Underlying Index) will not constitute a Market Disruption Event;

(3)a suspension in trading in a futures or options contract on the shares of the Fund (or Successor Fund) or the relevant Underlying Index (or any Successor Underlying Index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Fund;

(4)subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)if applicable to a Fund or an Underlying Index with component securities listed on the NYSE, for the purpose of clauses A and C above, any limitations on trading during significant market fluctuations under the NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

The applicable pricing supplement will set forth the definition of “Market Disruption Event” for a commodity-based Fund.

Anti-Dilution Adjustments

If any of the dilution events described below occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund as described below. If the Initial Price of a Fund is adjusted, any value related to the Initial Price of that Fund, including a buffer price, a barrier price or a Physical Delivery Amount, as applicable, will also be adjusted based on that adjusted Initial Price.

The calculation agent will adjust the Initial Price of a Fund as described below, but only if an event described in this section occurs with respect to that Fund and only if the relevant event occurs during the period described in the applicable subsection below. The Initial Price of a Fund and any related value will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect a Fund.

If more than one anti-dilution event requiring adjustment occurs with respect to a Fund, the calculation agent will adjust the Initial Price of that Fund for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price of a Fund for the first event, the calculation agent will adjust the Initial Price of that Fund for the second event, applying the required adjustment to the Initial Price of that Fund as already adjusted for the first event, and so on for each subsequent event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, make additional adjustments or adjustments that differ from those described below to a Fund, and may adjust any other terms of the notes, including the maturity date and the payout formula, if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate.

The calculation agent will be solely responsible for the determination of any adjustments to the Initial Price of a Fund or any other terms of the notes and of any related determinations in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

If a Fund is subject to a stock split or pays a stock dividend, then the calculation agent will adjust the Initial Price of that Fund by dividing its original Initial Price by the number equal to: (1) the number of shares of such Fund outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of such Fund outstanding immediately before the stock split or stock dividend becomes effective. This adjustment will not be made, however, unless:

●in the case of a stock split, the first day on which such Fund trades without the right to receive the stock split occurs after the pricing date and on or before the applicable Valuation Date; or

●in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The “ex-dividend date” for any dividend or other distribution with respect to such Fund is the first day on which such Fund trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Fund is subject to a reverse stock split, then the calculation agent will adjust the Initial Price of such Fund by multiplying its original Initial Price by a number equal to: (1) the number of shares of such Fund outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of such Fund outstanding immediately after the reverse stock split becomes effective. This adjustment will not be made, however, unless the reverse stock split becomes effective after the pricing date and on or before the applicable Valuation Date.

Extraordinary Dividends

Any distribution or dividend on a Fund determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the historical dividend practices of the Fund’s issuer will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Fund, the calculation agent will adjust the Initial Price of such Fund to equal the product of: (1) its original Initial Price times (2) a fraction, the numerator of which is the amount by which the Closing Price of such Fund on the Trading Day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the Closing Price of such Fund on the Trading Day before the ex-dividend date. This adjustment will not be made, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable Valuation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for such Fund equals:

●for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of such Fund minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for such Fund; or

●for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such Fund of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a Fund that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to its Initial Price only as described under “—Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described under this subsection.

Transferable Rights and Warrants

If a Fund issues transferable rights or warrants to all holders of such Fund to subscribe for or purchase such Fund at an exercise price per share that is less than the Closing Price of such Fund on the Trading Day before the ex-dividend date for the issuance, then the Initial Price of such Fund will be adjusted by multiplying its original Initial Price by the following fraction:

●the numerator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund that the aggregate offering price of the total number of shares of such Fund so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the Closing Price of such Fund on the Trading Day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the Closing Price of such Fund on the Trading Day before that ex-dividend date; and

●the denominator will be the number of shares of such Fund outstanding at the close of business on the Trading Day before that ex-dividend date plus the number of additional shares of such Fund offered for subscription or purchase under those transferable rights or warrants.

This adjustment will not be made, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable Valuation Date.

Reorganization Events

If after the pricing date and on or prior to the relevant Valuation Date, as to any Fund, the Fund or its Successor Fund has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Initial Price for such Fund or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Fund or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to a Fund.”

Other Events

The calculation agent is empowered to modify any terms of the notes for other events not described above in its sole discretion.

21Discontinuance of or Material Change to a Fund

If shares of a Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Fund (that exchange traded fund being referred to herein as a “Successor Fund”). In that event, the calculation agent will adjust the Initial Price of the Fund or any other terms of the notes as necessary such that the Successor Fund closely replicates the performance of the Fund.

If a Fund (or a Successor Fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Fund (or a Successor Fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Price of such Fund (or a Successor Fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund (or a Successor Fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a Successor Fund is selected or the calculation agent calculates the Closing Price of a Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund (or a Successor Fund), that Successor Fund or substitute computation methodology, as applicable, will be substituted for the Fund (or that Successor Fund) for all purposes of the notes.

If at any time:

a.an Underlying Index (or the underlying index related to a Successor Fund) is discontinued or ceases to be published and (i) the Reference Sponsor of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “Successor Underlying Index”) or (ii) the Reference Sponsor of the Fund does not announce that the Fund will track the Successor Underlying Index; or

b.a Fund (or a Successor Fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Fund, or a material change to the related Underlying Index) so that the Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Fund (or that Successor Fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Price of that Fund (or that Successor Fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Price of the Fund (or any Successor Fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Business Day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

Certain Definitions

Business Day

A “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Closing Price

The “Closing Price” of a Fund (or a Successor Fund) on any Trading Day will be its closing price on such Trading Day, as determined by the calculation agent based upon the value displayed on the relevant Bloomberg page, as specified for that Fund in the applicable pricing supplement, or on any successor page on the Bloomberg or any successor service.

Record Date

Any interest or coupon will be payable to the persons in whose names the notes are registered at the close of business on the Business Day immediately preceding the related Interest Payment Date or Coupon Payment Date (the “Regular Record Date”), and the final interest or coupon payable at maturity or upon an early redemption, as applicable, will be payable to the persons in whose names the notes are registered on the maturity date or the Call Payment Date, as applicable. For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “Trading Day” for a Fund is a day on which the principal trading market for the Fund is open for trading.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this underlying supplement.  Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We are expected to act as the calculation agent for each issue of the notes.  However, we may change the calculation agent at any time without notifying you.  The identity of the calculation agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against payment by purchasers of the notes in immediately available funds.  We will pay the payments on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

If the notes have become immediately due and payable following an Event of Default (as defined under “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus) with respect to the notes, the default amount payable will be equal to the payment at maturity described in the applicable pricing supplement, calculated as though the date of acceleration were the maturity date and the Final Valuation Date were the fifth scheduled Trading Day prior to the maturity date, as accelerated.  In addition, if the notes pay interest, you will receive interest accrued on the notes until the date that the required amount is paid.

If the notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the notes. For more information, see “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

Defeasance

The defeasance described under “Description of Senior Debt Securities—Defeasance” in the accompanying prospectus will not be applicable to the notes offered hereby.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange.

INFORMATION REGARDING A FUND AND ITS REFERENCE SPONSOR

The notes have not been passed on as to their legality or suitability by any Reference Sponsor.  The notes are not issued by and are not financial or legal obligations of any Reference Sponsor.  No Reference Sponsor makes any warranties or bears any liability with respect to the notes.  This underlying supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any Fund or Reference Sponsor.

Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as the Reference Sponsors, are required to file periodically certain financial and other information specified by the SEC.  Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act by a Reference Sponsor can be located by reference to the SEC CIK number provided in the applicable pricing supplement.  In addition, information regarding a Fund may be obtained from other sources including, but not limited to, that Fund’s website, press releases, newspaper articles and other publicly disseminated documents. We have not made and will not make any independent investigation as to the accuracy or completeness of such information.

In connection with any issuance of notes under the applicable pricing supplement, we have not participated in the preparation of the above-described documents or made any due diligence inquiry with respect to any Reference Sponsor or Fund. We make no representation that such publicly available documents or any other publicly available information regarding a Reference Sponsor or a Fund is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof or prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the price of such Fund (and therefore the value of the Reference Asset at the time we price the notes) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning a Fund could affect the return on the notes.

The selection of any Fund is not a recommendation to buy or sell such Fund. We do not make any representation to any purchaser of the notes as to the performance of any Fund.

None of CIBC, the agents, or any of our respective affiliates accepts any responsibility for the calculation, maintenance or publication of the Funds, any Successor Funds or any Underlying Index.

Any prospective purchaser of the notes should undertake an independent investigation of any Fund or Reference Sponsor as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The applicable pricing supplement will provide brief information relating to a Fund to which the notes are linked. We will derive all information contained in the applicable pricing supplement regarding a Fund from public information available as of the date of that document.  That information reflects the policies of and is subject to change by, the applicable Reference Sponsor or sponsor of an Underlying Index. No Reference Sponsor is under any obligation to continue to publish, and may discontinue or suspend the publication of the relevant Fund or Underlying Index at any time. None of the applicable pricing supplement, this underlying supplement and the accompanying prospectus supplement and prospectus is an offer to sell or an offer to buy interests in any Fund or any of the stocks or other securities held by any Fund.  Neither CIBC nor any of its affiliates has made or will make any independent investigation as to the adequacy or accuracy of information about any Fund or Underlying Index contained in the applicable pricing supplement. The return on the notes is linked to the performance of a Fund, and not to that of its Underlying Index on which the Fund is based. The performance of a Fund may significantly diverge from that of its Underlying Index. Information from outside sources, including any website, is not incorporated by reference in, and should not be considered a part of, the applicable pricing supplement.

THE BANK’S ESTIMATED VALUE OF THE NOTES

The Bank’s initial estimated value of the notes that will be set forth on the cover of the applicable pricing supplement will be equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The Bank’s initial estimated value does not represent a minimum price at which an agent or any other person would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the notes will not be determined by reference to credit spreads for our conventional fixed-rate debt” above. The value of the derivative or derivatives underlying the economic terms of the notes is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the notes will be determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the notes and may differ from others’ estimates” above.

The Bank’s initial estimated value of the notes will be lower than the initial issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the initial issue price of the notes. These costs include the selling commissions paid to the agents and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Risk Factors—The Bank’s initial estimated value of the notes will be lower than the initial issue price (price to public) of the notes” above.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder (as defined therein) owning debt securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus.  Canadian federal income tax considerations applicable to the notes may be described particularly when such notes are offered in the applicable pricing supplement related thereto and, in that event, the disclosure in the accompanying prospectus will be superseded by the disclosure in such pricing supplement to the extent indicated therein.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. The following discussion supplements, and to the extent inconsistent supersedes, the discussion under “Material Income Tax Consequences—United States Taxation” in the accompanying prospectus and is not exhaustive of all possible tax considerations. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable pricing supplement.

The following disclosure has been prepared without regard to any particular note that holders may purchase in the future and, therefore, is provided solely as a matter of general information.  Holders should not rely upon the following disclosure, or the disclosure under “ Material Income Tax Consequences—United States Taxation” in the prospectus, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to the notes indicates that holders may rely on the following disclosure.  Any note that holders purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  Consequently, any tax disclosure relevant to any note holders may purchase will be set forth only in the pricing supplement relating to the notes, and, unless the pricing supplement indicates otherwise, holders should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note.  In addition, this tax disclosure assumes the following for all notes issued off of this underlying supplement: (i) any Reference Asset that is an equity security or shares of an exchange traded fund will be traded on a public exchange and is not an interest in a “United States real property holding corporation” (as such term is defined in the Code); (ii) any interest or coupon will be paid or payable at least annually and at equal intervals; (iii) in the case of notes paying fixed interest, the Interest Rate (as defined in the relevant pricing supplement) will not be below the market rate for non-contingent debt with terms similar to the notes; (iv) there is a significant possibility of a significant loss of principal on an investment in the notes; (v) initial purchasers will acquire the notes for an amount equal to their principal amount; and (vi) there is a reasonable likelihood that the value of the Reference Asset on the Final Valuation Date will be greater than or equal to the Initial Price.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each as defined in the prospectus) that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “Material Income Tax Consequences—United States Taxation” in the accompanying prospectus.

Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this underlying supplement.  Accordingly, holders are urged to consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

We will not attempt to ascertain whether the issuer of any component stocks included in the Reference Asset would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code.  If the issuer of one or more stocks included in the Reference Asset were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the notes. Holders should refer to information filed with the SEC by the issuers of the component stocks included in the Reference Asset and consult their tax advisors regarding the possible consequences, if any, if any issuer of a component stock included in the Reference Asset is or becomes a PFIC or is or becomes a United States real property holding corporation.

Notes Treated as Prepaid Derivative Contracts

We may treat certain notes as prepaid derivative contracts for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a particular note as a prepaid derivative contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a prepaid derivative contract for U.S. federal income tax purposes.

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat notes described in this section for all U.S. federal income tax purposes as prepaid derivative contracts with respect to the Reference Asset and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization.  This discussion assumes that the notes described in this section constitute prepaid derivative contracts with respect to the Reference Asset for U.S. federal income tax purposes.  If the notes described in this section did not constitute prepaid derivative contracts, the tax consequences described below would be materially different.

Upon receipt of a cash payment at maturity or upon a sale, exchange or redemption of the notes prior to maturity, subject to the discussion below regarding Section 1260 of the Code, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest or coupons) and the U.S. Holder’s tax basis in the notes.  A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year.  The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment, we were to exchange the notes for shares of a Reference Asset of equivalent value and cash in lieu of fractional shares, although no assurances can be provided in this regard, and subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a holder may generally expect not to recognize any gain or loss with respect to any stock received. The holding period in the shares of stock received would begin the day after a holder beneficially receive such shares of stock. If a holder receives cash in lieu of a fractional share of stock, such holder will be treated as having received such fractional share and then having received cash in exchange for such fractional share. U.S. Holders generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share.  The deductibility of capital losses is subject to limitations.

Although the tax treatment of any interest or coupon payments is unclear, we intend to treat any such payments, including on the maturity date, as ordinary income includible in income by U.S. Holders at the time it accrues or is received in accordance with such holder’s normal method of accounting for U.S. federal income tax purposes.

Section 1260 of the Code. Section 1260 of the Code sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of section 1260 of the Code to any particular transaction is often uncertain. If a Reference Asset, or one or more of the entities included in, or owned by, a Reference Asset, as the case may be, is treated as a “regulated investment company” (including an exchange-traded fund), “real estate investment trust,” partnership, trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code (a “pass-thru entity”), it is possible that U.S. Holders will be subject to the “constructive ownership” rules of section 1260 of the Code. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” (such as shares of certain Reference Assets (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in section 1260 of the Code) of the U.S. Holder determined as if the U.S. Holder had acquired the Underlying Shares on the original issue date of the notes at fair market value and sold them at fair market value on the maturity date (if the notes were held until the maturity date) or on the date of sale or exchange of the notes (if the notes were sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, if a Reference Asset, or one or more components of a Reference Asset, is a “collectible” as defined in Section 408(m) of the Code, all or a portion of any long-term capital gain that a U.S. holder would otherwise recognize in respect of the notes up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Furthermore, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange or maturity of the notes (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the notes). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. Holder would have had if such U.S. Holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such notes for an amount equal to the “issue price” of the notes and, upon the date of sale, exchange or maturity of the notes, sold such Underlying

Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the notes). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the notes after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge.

Notes Treated as Investment Units Consisting of a Debt Instrument and a Put Option

We may treat certain notes as investment units consisting of a non-contingent debt instrument issued by us to the holder (the “Debt Portion”) and a put option written by the holder (the “Put Option”). The applicable pricing supplement will indicate whether we intend to treat a note as an investment unit for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as an investment unit for U.S. federal income tax purposes.

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat notes described in this section for all U.S. federal income tax purposes as investment units and under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes in accordance with such characterization.  This discussion assumes that the notes described in this section constitute investment units for U.S. federal income tax purposes.  If the notes described in this section did not constitute investment units, the tax consequences described below would be materially different.

If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes would be treated as having been issued for the principal amount of the notes and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. If the notes have a term that exceeds one year, amounts treated as interest would be included in income in accordance with the holder’s regular method of accounting for interest for U.S. federal income tax purposes. If the notes have a term of one year or less, amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under “United States Taxation—Tax Consequences to U.S. Holders—Short-Term Securities” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, exchange, redemption or maturity of the notes, as discussed below.

If a holder were to receive a cash payment of the full principal amount of the notes upon the redemption or maturity of the notes (excluding cash received as interest), such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion and (ii) the lapse of the Put Option which would likely result in the recognition of short-term capital gain in an amount equal to the amount paid for the Put Option and deferred as described above. If a holder were to receive a cash payment upon the redemption or maturity of the notes (excluding cash received as interest) of less than the full principal amount of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if the holder is an initial purchaser of the notes) and (ii) the cash settlement of the Put Option pursuant to which the holder paid to us an amount equal to the excess of the principal amount of the notes over the amount received upon the maturity of the notes (excluding cash received as interest) in order to settle the Put Option. If the aggregate amount paid to a holder for the Put Option and deferred as described above is greater than the amount deemed to have been paid to us to settle the Put Option, a U.S. Holder will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid for the Put Option and deferred as described above is less than the amount deemed to have been paid to us to settle the Put Option, a U.S. Holder will likely recognize short-term capital loss in an amount that is equal to such difference.  The deductibility of capital losses is subject to limitations.

If, instead of making a cash payment, we were to exchange the notes for shares of a Reference Asset of equivalent value, the receipt of such stock upon the maturity of the notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion and (ii) the exercise by us of the Put Option and the purchase of the shares of stock received for an amount equal to the principal amount of the notes. The U.S. federal income tax basis of the shares of stock received with respect to each note would equal the principal amount of the note less the amount of payments received for the Put Option and deferred as described above. The holding period in the shares of stock received would begin the day after a holder beneficially receives such shares of stock. If a holder receives cash in lieu of a fractional share of stock, such holder will be treated as having received such fractional share and then having received cash in exchange for such fractional share. U.S. Holders generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the U.S. federal income tax basis allocated to such fractional share.  The deductibility of capital losses is subject to limitations.

Upon the sale or exchange of the notes, a U.S. Holder would be required to apportion the value of the amount received between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale or exchange. A U.S. Holder would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) such holder’s adjusted U.S. federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of the notes with respect to an initial purchaser of the notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if a holder’s holding period is greater than one year. The amount of cash received that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale or exchange of the notes is in excess of the amount received upon such sale or exchange, a holder would likely be treated as having made a payment (to the purchaser in the case of a sale or exchange) equal to the amount of such excess in order to extinguish the holder’s rights and obligations under the Put Option. In such a case, a U.S. Holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium previously received in respect of the Put Option and the amount of the deemed payment made by the holder to extinguish the Put Option.

Alternative Tax Treatments

Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes.  In particular, if the notes have a term that exceeds one year, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly.  If the notes have a term in excess of one year, among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance.  In addition, any gain realized by a U.S. Holder at maturity, or upon a sale, exchange or redemption of the notes generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the notes generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If the notes have a term of one year or less, the IRS could seek to subject the notes to the Treasury regulations governing short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of short-term debt instruments subject to contingent payments, it is likely that, if the notes were so treated, a U.S. Holder should not recognize any income prior to the sale, exchange or redemption of the notes (except for any coupon payments on the notes, which will likely be taxable as ordinary income). Additionally, a U.S. Holder who uses the accrual method of accounting generally should be required to accrue any original issue discount on the notes on a straight-line basis. At maturity or upon a sale, exchange or redemption, a U.S. Holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in the notes.

If the notes are treated as described in the section “Notes Treated as Investment Units Consisting of a Debt Instrument and a Put Option,” the IRS might assert that a U.S. Holder should be required to include the entire interest payment in income when received.

The IRS released Notice 2008-2 (“Notice”) which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the notes.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the term of the notes.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the IRS could seek to characterize the notes in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange or redemption of the notes should be treated as ordinary gain or loss.

It is possible that the IRS could assert that a U.S. Holder’s holding period in respect of the notes should end on the first calculation date during the Valuation Period, even though such holder will not receive any amounts in respect of the notes prior to the redemption or maturity of the notes . In such case, if the first calculation date during the Valuation Period is not in excess of one year from the original issue date, a U.S. Holder may be treated as having a holding period in respect of the notes equal to one year or less, in which case any gain or loss such holder recognizes at such time would be treated as short-term capital gain or loss.

If a Reference Asset is or includes an index that periodically rebalances, it is possible that the notes could be treated as a series of prepaid derivative contracts, each of which matures on the next rebalancing date.  If the notes were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the notes on each rebalancing date in return for new notes that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the notes (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the notes on such date.

Non-U.S. Holders

Except as provided below, we do not intend to treat amounts paid to a Non-U.S. Holder in respect of the notes as subject to U.S. federal income or withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business.  Notwithstanding the foregoing, payments on the notes may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the settlement at maturity, sale, exchange or redemption and certain other conditions are satisfied.

If a Non-U.S. Holder of the note is engaged in the conduct of a trade or business within the U.S. and payments in respect of the notes are effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder generally will be subject to U.S. federal income tax on payments in respect of payments on the notes on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of notes issued pursuant to this underlying supplement with respect to the Reference Asset will not be one, and therefore, we expect that Non-U.S. Holder should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset, the Underlying Index or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Reference Asset, the Underlying Index or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax, or if we determine that there is a material risk that we are required to withhold on any payments on the notes, tax will be withheld at the applicable statutory rate.  As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax.  Prospective Non-U.S. Holders of the notes should consult their own tax advisors in this regard.

U.S. Backup Withholding and Information Reporting

Please see the discussions under “Material Income Tax Consequences—United States Taxation—Tax Consequences to U.S. Holders —U.S. Backup Withholding and Information Reporting” and “Material Income Tax Consequences—United States Taxation—Tax Consequences to Non-U.S. Holders—Backup Withholding and Information Reporting for Non-U.S. Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.